EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-100947, 333-109708, 333-106629, 333-109708, 333-133269, 333-142591, 333-147605, 333-170437, 333-185308, 333-192597, 333-193064 and 333-193673) and Form S8 (Nos. 333-84657, 333-68200, 333-91068, 333-93305, 333-123339 and 333-163212) of CytRx Corporation of our reports dated March 10, 2015, relating to the financial statements and schedule, and the effectiveness of CytRx Corporation’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California
March 10, 2015